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                                               NEWS

                                               COMPANY CONTACT:
                                               Bernard  Wagner
August 29, 2001                                Chief Financial Officer
                                               (941) 953-9199


                        CORRECTIONAL SERVICES CORPORATION
             ANNOUNCES SALE OF DICKENS COUNTY CORRECTIONAL FACILITY

          COMPANY TO CONTINUE TO OPERATE THE FACILITY UNDER A LONG-TERM
                              MANAGEMENT AGREEMENT

Sarasota, Florida -- Correctional Services Corporation (NASDAQ NMS:CSCQ) today announced the sale of the 479 bed Dickens County Correctional Facility in Dickens, Texas. The Company realized net proceeds from the sale of approximately $10,650,000, which have been used to reduce the Company's obligations under its operating lease credit facility.

Simultaneous with the sale of the facility, the Company entered into a new 15-year operations and management agreement with Dickens County. The Company has been operating the facility since it was acquired in 1998 under its operating lease credit arrangement. The facility houses inmates from the Texas Department of Criminal Justice.

The facility was sold to the Dickens County Public Facility Corporation, a non-profit public corporation and instrumentality of Dickens County, which financed the purchase through the issuance of tax-exempt lease revenue bonds. Correctional Services Corporation does not have any obligation relating to the payments under the bonds or lease obligations associated therewith. Obligations under the lease revenue bonds are solely payable from the revenues generated from the facility, and are not guaranteed by the Company or the County.

The Company's total cost for the facility included; (i) a purchase price of $9,250,000, (ii) the purchase of fixed assets and equipment, (iii) expenditures for ongoing building improvements and (iv) certain costs associated with the operating lease credit facility. The Company expects to record a loss on sale of asset of approximately $500,000 in the third quarter of 2001.

"This transaction is a significant step in our on-going asset sale program" states James F. Slattery President and CEO. "The Company has now sold nearly $19 million in assets over the last year and has significantly reduced its borrowings under its credit facilities. The additional benefits this transaction brings includes our ability to retain the long-term management of the facility while eliminating any ongoing debt or lease obligation of the Company. This structure not only benefits the Company, but all parties involved"

Mr. Slattery continued "We are very thankful to Dickens County for the role they played in this transaction. The transaction could not have taken place without our mutual commitments to the long-term success of the facility. We are pleased to have such a cooperative host community."



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Cotler & Company acted as financial advisor to the Company on the transaction and Municipal Capital Markets Group, Inc acted as underwriter on the bond issuance.

Through its Youth Services International subsidiary, the Company is the nation's leading private provider of juvenile programs for adjudicated youths with 29 facilities and over 4,100 juveniles in its care. In addition, the Company is a leading developer and operator of adult correctional facilities operating 12 facilities representing approximately 4,500 beds. On a combined basis, the Company provides services in 17 states and Puerto Rico, representing approximately 8,600 beds including aftercare services.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained in this press release are not historical but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These include statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events and financial performance, but are subject to many uncertainties and risks which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and risks include, but are not limited to: fluctuations in occupancy levels and labor costs; the ability to secure both new contracts and the renewal of existing contracts; the availability and cost of financing to redeem common shares and to expand our business; and public resistance to privatization. Additional risk factors include those discussed in reports filed by the Company from time to time on Forms 10K, 10-Q and 8-K. The Company does not undertake any obligation to update any forward-looking statements.


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